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                                                               Exhibit 5.1
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                               HALE AND DORR LLP
                              Counsellors at Law
                 60 State Street, Boston, Massachusetts 02109
                         617-526-6000/Fax 617-526-5000



                                May 9, 1997

Banyan Systems Incorporated
120 Flanders Road
Westboro, MA 01581

     Re:  Non-Qualified Stock Options
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Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 250,000 shares of Common Stock, $.01 par value per share (the "Shares"), of Banyan Systems Incorporated, a Massachusetts corporation (the "Company"), issuable pursuant to non-qualified options granted by the Company to certain optionees pursuant to written employment agreements executed between the Company and such optionees.

     We have examined the Second Amended and Restated Articles of Organization of the Company, the By-Laws of the Company, as amended, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based on the foregoing, we are of the opinion that the Company has duly authorized for issuance the Shares, and such Shares, when issued in accordance with the terms of the non-qualified stock options, will be legally issued, fully paid and nonassessable.
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     We hereby consent to the filing of this opinion with the Securities and
Exchange Commission in connection with the Registration Statement.

                                    Very truly yours,

                                     /s/ Hale and Dorr LLP
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                                     HALE AND DORR LLP